Exhibit 10.13

FIRST AMENDMENT

TO THE FIRST NATIONAL BANK OF MIFFLINTOWN

AMENDED AND RESTATED

DIRECTOR REVENUE NEUTRAL RETIREMENT AGREEMENT

THIS FIRST AMENDMENT to the First National Bank of Mifflintown Amended and Restated Director Revenue Neutral Retirement Agreement (the “Agreement”) is made this 13th day of December, 2011, by The First National Bank of Mifflintown, a national banking association located in Mifflintown, Pennsylvania (the “Company”) and David McMillen, (the “Director”).

WHEREAS, this Agreement amends the First National Bank of Mifflintown Amended and Restated Director Revenue Neutral Retirement Agreement adopted October 3, 2008, effective as of the 1st day of January, 2005 (the “Prior Agreement”); and

WHEREAS, under Section 9.1 of the Prior Agreement, the Prior Agreement may be amended by the written agreement signed by the Company and the Director, and the Company and the Director have determined to amend the Prior Agreement so as to provide specified benefits to the Director who contributes to the continued growth, development and future business success of the Company.

NOW, THEREFORE, the Prior Agreement is hereby amended as follows:

1. A new Section 1.21 shall be added to the Prior Agreement to read as follows:

Section 1.21 “Disabled” means Disabled within the meaning of Section 409A of the Code and the regulations thereunder. Generally, this means that the Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Employer.

2. Section 3.1.1 of the Prior Agreement is amended to read as follows:

3.1.1 Normal Retirement Benefit. Commencing on the first of the month following Separation from Service after the Normal Retirement Date, the Company shall pay the Normal Retirement Benefit to the Director which is equal to the greater of (i) thirty (30%) percent of the final three (3) calendar year average annual board of directors fees or (ii) six thousand seven hundred ninety five and 00/100 ($6,795.00) dollars, the Director’s highest projected annual benefit amount as of October 31, 2011 pursuant to the terms of the Prior Agreement, The Normal Retirement Benefit shall be paid in thirteen (13) equal annual installments or annually for the lifetime of the Director, whichever is greater.

3. Section 3.1.2 of the Prior Agreement shall be deleted in its entirety.

4. A new Section 3.6 shall be added to the Prior Agreement to read as follows:

3.6 Disability Benefits. If the Director becomes Disabled prior to Separation from Service and/or the Normal Retirement Date, the Company shall distribute to the Director the Normal Retirement Benefit of thirty (30%) percent of the final three (3) calendar year average annual board of directors fees, to be paid in thirteen (13) equal annual installments.

5. Article 4 Death Benefits is amended to read as follows:

Upon the Director’s death prior to termination of this Agreement, the Company shall pay to the Director’s Beneficiary a benefit equal to the accrued liability balance as of the month ending immediately prior to the Director’s death, The Company shall pay the benefit to the Beneficiary in a lump sum within sixty (60) days following the Director’s death.

6. Except as amended by this Agreement, the remaining terms and provisions of the Prior Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Director and a duly authorized Company Officer have signed this Agreement as of the day and year first above written.

Director:	Company: The First National Bank of Mifflintown

/s/ David McMillen	By:	/s/ John P. Henry, III
David McMillen
	Title:	Chairman

By execution hereof, First Community Financial Corporation consents to and agrees to be bound by the terms and conditions of this Agreement.

Attest:	First Community Financial Corporation

/s/ Jennifer S. Kauffman	By:	/s/ John P. Henry, III

	Title:	Chairman